Archrock Reports Fourth Quarter and Full Year 2020 Results

and Provides 2021 Guidance

HOUSTON, February 22, 2021 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the fourth quarter and full year 2020 and provided 2021 financial guidance.

Fourth Quarter and Full Year 2020 Results

●	Revenue for the fourth quarter of 2020 was $199.3 million compared to $246.0 million in the fourth quarter of 2019. Revenue for 2020 was $875.0 million compared to $965.5 million in 2019.
●	Net income for the fourth quarter of 2020 was $4.8 million compared to net income of $46.0 million in the fourth quarter of 2019. Net loss for 2020 was $68.4 million compared to net income of $97.3 million in 2019.
●	Adjusted EBITDA (a non-GAAP measure defined below) for the fourth quarter of 2020 was $88.7 million compared to $112.5 million in the fourth quarter of 2019. Adjusted EBITDA for 2020 was $414.8 million compared to $416.5 million in 2019.
●	Previously declared quarterly dividend of $0.145 per common share for the fourth quarter of 2020 resulted in dividend coverage of 2.5x. Dividend coverage for 2020 was 2.9x compared to 2.8x in 2019.
●	Repaid $38.4 million in debt during the fourth quarter of 2020 and $155.4 million during 2020.
●	Archrock’s 2020 leverage ratio was 4.16x at year end compared to 4.23x as of December 31, 2019.

Archrock’s fourth quarter 2020 net income of $4.8 million included a non-cash long-lived and other asset impairment of $7.4 million and restructuring costs totaling $1.4 million, while fourth quarter 2019 net income of $46.0 million included a non-cash benefit from the release of a deferred tax asset valuation allowance of $39.6 million and a non-cash long-lived and other asset impairment of $25.8 million. Archrock’s full year 2020 net loss of $68.4 million included a non-cash impairment of our remaining $99.8 million of goodwill associated with the Elite Compression acquisition during 2019, non-cash long-lived and other asset impairments of $79.6 million, restructuring costs related to severance benefits and property disposals totaling $8.5 million and a net benefit from tax audit settlements of $10.9 million. Archrock’s full year 2019 net income of $97.3 million included a non-cash benefit from the release of a deferred tax asset valuation allowance of $50.8 million, non-cash long lived and other asset impairments of $44.7 million and transaction related costs of $8.2 million.

Adjusted EBITDA for the fourth quarter of 2020 of $88.7 million included $430,000 in net losses related to the sale of compression and other assets. Adjusted EBITDA for the full year 2020 and 2019 included $10.6 million and $16.0 million, respectively, in net gains related to the sale of compression and other assets.

Management Commentary and Outlook

“The resilience of our business model and dedication of our team translated into excellent fourth quarter and full year financial results,” said Brad Childers, Archrock’s President and Chief Executive Officer. “Compression market fundamentals continued to stabilize, we generated a strong contract operations gross margin, posted flat aftermarket services revenue and extended an additional $300 million in debt maturities to 2028 at a record low yield for the company of 5.183%.

“Reflecting on 2020, we adapted quickly to protect the value of our natural gas compression franchise, maximize our near-term performance and position the business to emerge even stronger from this downturn. Through our aggressive cost-out actions, including the sharp reduction in new equipment capital, enhanced field operating efficiency, strategic asset sales and a substantial reduction in our run-rate SG&A, we delivered flat Adjusted EBITDA compared to 2019 and generated substantial free cash flow. This enabled us to not only reduce our debt by $155 million, but also prioritize shareholder returns through our attractive and well-covered dividend program.

“We are optimistic that commodity demand will begin to recover in 2021 from the devastating impact of the COVID-19 pandemic. We are already seeing positive trends in commodity prices, upstream capital spending and rig counts, all leading indicators for natural gas production. The compression infrastructure we provide remains critical to bringing natural gas to end markets and we expect demand for our services to rebound as this recovery takes hold.

“Our existing idle capacity provides us with meaningful capital allocation flexibility as we satisfy increased customer commitments later this year. We will continue to do what Archrock does best—offer excellent customer service, operate safely and efficiently and manage our financial position with discipline. These strategic principles provide a foundation for meaningful free cash flow generation, continuation of our capital allocation priorities, strong shareholder returns and a sustainable future,” concluded Childers.

Contract Operations

For the fourth quarter of 2020, contract operations segment revenue totaled $168.8 million compared to $204.4 million in the fourth quarter of 2019. Gross margin was $110.2 million, reflecting a gross margin percentage of 65%, up from 63% in the prior year quarter. Total operating horsepower at the end of the fourth quarter of 2020 was 3.4 million compared to 3.9 million at the end of the prior year quarter. Utilization at the end of the fourth quarter of 2020 was 82% compared to 89% at the end of the fourth quarter of 2019.

Aftermarket Services

For the fourth quarter of 2020, aftermarket services segment revenue totaled $30.6 million compared to $41.6 million in the fourth quarter of 2019 as customers continued to defer maintenance activities as a result of the COVID-19 pandemic. Gross margin of $3.8 million compared to $6.3 million in the fourth quarter of 2019. Gross margin percentage of 13% compared to 15% in the prior year quarter.

Balance Sheet

Long-term debt was $1.7 billion at December 31, 2020, reflecting net debt repayment of $38.4 million during the fourth quarter of 2020. Our leverage ratio was 4.16x, down from 4.23x at the end of the fourth quarter of 2019. Our available liquidity totaled $444.1 million as of December 31, 2020.

On December 17, 2020, we completed a private offering of $300 million of 6.25% senior unsecured notes due 2028. Net proceeds were used to repay outstanding borrowings under our revolving credit facility. The issue price of 104.875% of face value equated to a yield of 5.183%.

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.145 per share of common stock, or $0.58 per share on an annualized basis, resulting in dividend coverage in the fourth quarter of 2020 of 2.5x. The dividend was paid on February 16, 2021 to stockholders of record at the close of business on February 8, 2021.

2021 Annual Guidance

Archrock is providing annual guidance as listed below. All figures are in thousands, except percentages and ratios:

	Full Year 2021 Guidance
	Low	High

Net income (1)	$34,000	$74,000
Adjusted EBITDA (2)	335,000	375,000
Cash available for dividend (3) (4)	182,000	216,000

Segment
Contract operations revenue	$645,000	$670,000
Contract operations gross margin percentage	63%	64%
Aftermarket services revenue	$145,000	$160,000
Aftermarket services gross margin percentage	16%	17%

Selling, general and administrative	$112,000	$109,000

Capital expenditures
Growth capital expenditures	$30,000	$50,000
Maintenance capital expenditures	40,000	45,000
Other capital expenditures	10,000	11,000

(1)	2021 annual guidance for net income does not include the impact of long-lived and other asset impairment because due to its nature it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years ended 2020 and 2019 was $79.6 million and $44.7 million, respectively.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $19.8 million and $10.4 million for the years ended 2020 and 2019, respectively.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2020		2020		2019		2020		2019
Net income (loss)	$4,791		$18,332		$46,044		$(68,445)		$97,330
Adjusted EBITDA	$88,712		$112,634		$112,512		$414,770		$416,505

Contract operations revenue	$168,772		$175,223		$204,437		$738,918		$771,539
Contract operations gross margin	$110,170		$114,779		$128,374		$477,831		$474,279
Contract operations gross margin percentage	65%		66%		63%		65%		61%

Aftermarket services revenue	$30,554		$30,408		$41,550		$136,052		$193,946
Aftermarket services gross margin	$3,834		$4,699		$6,314		$19,946		$34,968
Aftermarket services gross margin percentage	13%		15%		15%		15%		18%

Selling, general, and administrative	$27,048		$18,681		$30,594		$105,100		$117,727

Cash available for dividend	$56,311		$77,246		$64,213		$253,707		$236,284
Cash available for dividend coverage	2.5	x	3.5	x	2.9	x	2.9	x	2.8	x

Total available horsepower (at period end)	4,120		4,153		4,395
Total operating horsepower (at period end)	3,388		3,465		3,926
Horsepower utilization spot (at period end)	82%		83%		89%

Conference Call Details

Archrock will host a conference call on Tuesday, February 23, 2021, to discuss fourth quarter 2020 financial results and 2021 guidance. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-833-989-2934 in the United States and Canada or 1-587-505-2692 for international calls. The access code is 7326205.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

*****

Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, goodwill impairment, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense, indemnification income (expense), net and other items. A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and a reconciliation of our updated full year 2021 Adjusted EBITDA guidance to net income (loss) appear below.

Gross margin, a non-GAAP measure, is defined as revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, goodwill impairment, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense, indemnification income (expense), net and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income (loss) and cash flows from operating activities, the most directly comparable GAAP measures, appear below.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression. Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. Archrock is headquartered in Houston, Texas. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding: the effects of the COVID-19 pandemic on our business, operations, customers and financial conditions; guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; impacts of world events, including the COVID-19 pandemic; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2019, Archrock’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

ARCHROCK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Revenue:
Contract operations	$168,772	$175,223	$204,437	$738,918	$771,539
Aftermarket services	30,554	30,408	41,550	136,052	193,946
Total revenue	199,326	205,631	245,987	874,970	965,485
Cost of sales (excluding depreciation and amortization):
Contract operations	58,602	60,444	76,063	261,087	297,260
Aftermarket services	26,720	25,709	35,236	116,106	158,978
Total cost of sales (excluding depreciation and amortization)	85,322	86,153	111,299	377,193	456,238
Selling, general and administrative	27,048	18,681	30,594	105,100	117,727
Depreciation and amortization	47,188	47,279	50,087	193,138	188,084
Long-lived and other asset impairment	7,424	10,727	25,842	79,556	44,663
Goodwill impairment	—	—	—	99,830	—
Restatement and other charges	—	—	—	—	445
Restructuring charges	1,414	2,900	—	8,450	—
Interest expense	25,052	25,221	27,709	105,716	104,681
Debt extinguishment loss	—	—	—	3,971	3,653
Transaction-related costs	—	—	441	—	8,213
(Gain) loss on sale of assets, net	430	(9,146)	(6,372)	(10,643)	(16,016)
Other income, net	(42)	(324)	(280)	(1,359)	(661)
Income (loss) before income taxes	5,490	24,140	6,667	(85,982)	58,458
Provision for (benefit from) income taxes	699	5,808	(39,377)	(17,537)	(39,145)
Income (loss) from continuing operations	4,791	18,332	46,044	(68,445)	97,603
Loss from discontinued operations, net of tax	—	—	—	—	(273)
Net income (loss)	$4,791	$18,332	$46,044	$(68,445)	$97,330

Basic and diluted net income (loss) per common share (1)	$0.03	$0.12	$0.30	$(0.46)	$0.70

Weighted average common shares outstanding:
Basic	151,161	150,974	150,426	150,828	137,492
Diluted	151,215	151,038	150,465	150,828	137,528

(1)	Basic and diluted net income (loss) per common share is computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income (loss) per common share.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended	Year Ended
December 31,	September 30,	December 31,	December 31,	December 31,
2020	2020	2019	2020	2019
Revenue:
Contract operations	$168,772	$175,223	$204,437	$738,918	$771,539
Aftermarket services	30,554	30,408	41,550	136,052	193,946
Total revenue	$199,326	$205,631	$245,987	$874,970	$965,485

Gross margin (1):
Contract operations	$110,170	$114,779	$128,374	$477,831	$474,279
Aftermarket services	3,834	4,699	6,314	19,946	34,968
Total gross margin	$114,004	$119,478	$134,688	$497,777	$509,247

Gross margin percentage:
Contract operations	65%	66%	63%	65%	61%
Aftermarket services	13%	15%	15%	15%	18%
Total gross margin percentage	57%	58%	55%	57%	53%

Selling, general and administrative	$27,048	$18,681	$30,594	$105,100	$117,727
% of revenue	14%	9%	12%	12%	12%

Adjusted EBITDA (1)	$88,712	$112,634	$112,512	$414,770	$416,505
% of revenue	45%	55%	46%	47%	43%

Capital expenditures	$9,959	$17,054	$81,731	$140,302	$385,198
Less: Proceeds from sale of property, plant and equipment and other assets	(5,605)	(17,707)	(25,287)	(52,562)	(80,961)
Net capital expenditures	$4,354	$(653)	$56,444	$87,740	$304,237

Total available horsepower (at period end) (2)	4,120	4,153	4,395	4,120	4,395
Total operating horsepower (at period end) (3)	3,388	3,465	3,926	3,388	3,926
Average operating horsepower	3,423	3,536	3,920	3,657	3,708
Horsepower utilization:
Spot (at period end)	82%	83%	89%	82%	89%
Average	83%	85%	88%	86%	88%

Dividend declared for the period per share	$0.145	$0.145	$0.145	$0.580	$0.567
Dividend declared for the period to all shareholders	$22,192	$22,216	$22,183	$88,853	$83,482
Cash available for dividend coverage (4)	2.5	x	3.5	x	2.9	x	2.9	x	2.8	x

(1)	Management believes gross margin and Adjusted EBITDA provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4)	Defined as cash available for dividend divided by dividends declared for the period.

	December 31,	September 30,	December 31,
	2020	2020	2019
Balance Sheet
Long-term debt (1)	$1,688,867	$1,731,459	$1,842,549
Total equity	935,557	949,685	1,085,963

(1)	Carrying values are shown net of unamortized debt discounts, premium and deferred financing costs.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Gross Margin
Net income (loss)	$4,791	$18,332	$46,044	$(68,445)	$97,330
Loss from discontinued operations, net of tax	—	—	—	—	273
Depreciation and amortization	47,188	47,279	50,087	193,138	188,084
Long-lived and other asset impairment	7,424	10,727	25,842	79,556	44,663
Goodwill impairment	—	—	—	99,830	—
Restatement and other charges	—	—	—	—	445
Restructuring charges	1,414	2,900	—	8,450	—
Interest expense	25,052	25,221	27,709	105,716	104,681
Debt extinguishment loss	—	—	—	3,971	3,653
Transaction-related costs	—	—	441	—	8,213
Stock-based compensation expense	2,128	2,645	1,960	10,551	8,105
Indemnification (income) expense, net (1)	16	(278)	(194)	(460)	203
Provision for (benefit from) income taxes	699	5,808	(39,377)	(17,537)	(39,145)
Adjusted EBITDA (2)	88,712	112,634	112,512	414,770	416,505
Selling, general and administrative	27,048	18,681	30,594	105,100	117,727
Stock-based compensation expense	(2,128)	(2,645)	(1,960)	(10,551)	(8,105)
Indemnification income (expense), net (1)	(16)	278	194	460	(203)
(Gain) loss on sale of assets, net	430	(9,146)	(6,372)	(10,643)	(16,016)
Other income, net	(42)	(324)	(280)	(1,359)	(661)
Gross margin (2)	$114,004	$119,478	$134,688	$497,777	$509,247

(1)	Represents the net income earned or net expense incurred pursuant to indemnification provisions of our separation and distribution and tax matters agreements with Exterran Corporation.
(2)	Management believes Adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Dividend
Net income (loss)	$4,791	$18,332	$46,044	$(68,445)	$97,330
Loss from discontinued operations, net of tax	—	—	—	—	273
Depreciation and amortization	47,188	47,279	50,087	193,138	188,084
Long-lived and other asset impairment	7,424	10,727	25,842	79,556	44,663
Goodwill impairment	—	—	—	99,830	—
Restatement and other charges	—	—	—	—	445
Restructuring charges	1,414	2,900	—	8,450	—
Interest expense	25,052	25,221	27,709	105,716	104,681
Debt extinguishment loss	—	—	—	3,971	3,653
Transaction-related costs	—	—	441	—	8,213
Stock-based compensation expense	2,128	2,645	1,960	10,551	8,105
Indemnification (income) expense, net	16	(278)	(194)	(460)	203
Provision for (benefit from) income taxes	699	5,808	(39,377)	(17,537)	(39,145)
Adjusted EBITDA (1)	88,712	112,634	112,512	414,770	416,505
Less: Maintenance capital expenditures	(4,019)	(3,817)	(12,748)	(31,958)	(58,592)
Less: Other capital expenditures	(4,763)	(7,363)	(10,005)	(29,214)	(26,151)
Less: Cash tax refund (payment)	118	(407)	288	(94)	1,973
Less: Cash interest expense	(23,737)	(23,801)	(25,834)	(99,797)	(97,451)
Cash available for dividend (2)	$56,311	$77,246	$64,213	$253,707	$236,284

(1)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Reconciliation of Cash Flows From Operating Activities to Cash Available for Dividend
Net cash provided by operating activities	$68,444	$99,760	$66,522	$335,278	$290,147
Cash flows used in discontinued operations	—	—	—	—	269
Inventory write-downs	(434)	(220)	(282)	(1,349)	(944)
(Provision for) benefit from credit losses	(1,290)	47	(1,588)	(3,525)	(2,567)
Gain (loss) on sale of assets, net	(430)	9,146	6,372	10,643	16,016
Current income tax provision (benefit)	175	(21)	(110)	227	452
Cash tax refund (payment)	118	(407)	288	(94)	1,973
Amortization of operating lease ROU assets	(922)	(928)	(780)	(3,477)	(2,931)
Amortization of contract costs	(6,343)	(6,630)	(6,496)	(26,629)	(23,330)
Deferred revenue recognized in earnings	2,306	4,421	8,730	19,489	42,268
Restatement and other charges	—	—	—	—	445
Cash restructuring charges	1,414	1,402	—	6,790	—
Transaction-related costs	—	—	441	—	8,213
Indemnification (income) expense, net	16	(278)	(194)	(460)	203
Changes in assets and liabilities	3,099	(16,797)	14,006	(19,098)	(10,367)
Maintenance capital expenditures	(4,019)	(3,817)	(12,748)	(31,958)	(58,592)
Other capital expenditures	(4,763)	(7,363)	(10,005)	(29,214)	(26,151)
Proceeds from (payments for) settlement of interest rate swaps that include financing elements	(1,060)	(1,069)	57	(2,916)	1,180
Cash available for dividend (1)	$56,311	$77,246	$64,213	$253,707	$236,284

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Annual Guidance Range
	2021
	Low	High
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend
Net income (1)	$34,000	$74,000
Depreciation and amortization	183,000	183,000
Interest expense	107,000	107,000
Stock-based compensation expense	10,000	10,000
Provision for income taxes	1,000	1,000
Adjusted EBITDA (2)	335,000	375,000
Less: Maintenance capital expenditures	40,000	45,000
Less: Other capital expenditures	10,000	11,000
Less: Cash interest expense	103,000	103,000
Cash available for dividend (3) (4)	$182,000	$216,000

(1)	2021 annual guidance for net income does not include the impact of long-lived and other asset impairment because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years ended 2020 and 2019 was $79.6 million and $44.7 million, respectively.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $19.8 million and $10.4 million for the years ended 2020 and 2019, respectively.